Exhibit 99.1


              Identix Reports Fiscal 2004 Second Quarter
            Results; Announces Appointment of New Chairman

   MINNETONKA, Minn.--(BUSINESS WIRE)--Jan. 29, 2004--

     Former Computer Sciences Corporation Federal Sector President Milton E. Cooper to Take Reigns as Identix Chairman of the Board
                             of Directors

   Identix Incorporated (Nasdaq:IDNX) today reported financial results for its fiscal 2004 second quarter and first six months ended December 31, 2003. Fiscal 2004 second quarter revenue was $20 million, with a net loss in accordance with generally accepted accounting principles (GAAP) of $5.6 million, or $(0.06) loss per share. These results compare to 2003 fiscal second quarter revenue of $22.5 million, with a net loss in accordance with GAAP of $7.6 million, or $(0.09) loss per share.
   Revenue for the first six months of fiscal 2004 was $41.3 million with a net loss in accordance with GAAP of $10.2 million, or ($0.12) loss per share. This compares to fiscal 2003 first six-month revenue of $47.6 million, with a net loss in accordance with GAAP of $21.8 million, or ($0.26) loss per share.
   Product revenue for the fiscal 2004 second quarter of $12.5 million was flat when compared to product revenue of $12.5 million in the year-earlier period. Product revenue consists of revenue from the Company's biometric products and solutions, as well as maintenance and services revenues related to its products. Product gross margins expanded year-over-year to 35.7 percent in the fiscal 2004 second quarter, when compared to product gross margins of 29.8 percent in the second quarter of fiscal 2003.
   Services revenue, which is made up solely of the Company's Identix Public Sector government services business, for the fiscal 2004 second quarter was $7.5 million, down from services revenue of $10 million in the year-earlier period. Fiscal 2004 second quarter services gross margins were 8.1 percent, compared to year-earlier services gross margins of 12.2 percent.
   As of December 31, 2003, the Company's balance sheet reflected a current ratio of 3.0:1, working capital of $45.5 million, cash and investments of $39.2 million, long-term liabilities of $8.9 million, consisting primarily of facility obligations, and shareholders' equity of $202.4 million.
   Identix President and CEO Dr. Joseph J. Atick commented, "I am pleased with our overall performance in our fiscal 2004 second quarter. During the quarter we secured some very significant biometric contracts with the greatest total potential award value in any single quarter in Identix' history. Certain wins are significant not only because of their size and potential reach, such as the DHS BPA and the State of Pennsylvania blanket purchase award, but also in terms of the potential impact they can have on future awards, such as our contract to supply the United Kingdom passport pilot program with fingerprint and facial recognition technology and our win to provide 10-print live scan technology to Saudi Aramco. Additionally," Atick said, "we were able to continue to win these sizeable awards while maintaining solid control of our cost structure. This is clear in our bottom line performance, which came in at the best of the range we provided in August."
   The Company also said that its Board of Directors has appointed current Board member and former Computer Sciences Corporation Federal Sector President Milton E. Cooper, 65, as Chairman of its Board of Directors, effective February 1, 2004. Cooper, who has served on the Company's Board of Directors since June of 2001, replaces Robert McCashin as Chairman. The Company also announced that Mr. McCashin is retiring and resigning from the Board, after more than three years of service, effective February 1, 2004, concurrently with the effectiveness of Cooper's appointment as Chairman. Mr. McCashin's departure reduces the current number of Board members from eight to seven. The Board has no plans to add additional members at this time.
   "As an active Board participant over the past two and a half years," Atick said, "Milt has served in an advisory position for Identix as we have established relationships with leading systems integrators and defense primes throughout the world. With the commitment to biometrics by the U.S. Government and other countries continuing to grow stronger and with the integration of the Visionics merger completed, the Board believed the time was right for Milt to take a leadership position. We believe Milt's years of expertise and hands-on experience within the Federal marketplace will prove invaluable to Identix as we call on him for leadership and guidance in strengthening and furthering our working relationship with various Federal Government entities.
   "As Chairman of the Board," Atick said, "Milt is committed to playing a very active and visible leadership role with our partners, our customers, and our management team in furthering Identix' position as a technology leader. His reputation and frequent presence in Washington DC will serve Identix well as we continue to navigate the Federal Government sales cycle and continue to work on establishing our biometrics technology as a key element for every major system integrator and defense prime."
   Mr. Cooper stated, "I welcome the opportunity to enter this leadership role with Identix as Chairman and have already begun to work along side the executive management team in the strategic positioning and market development of Identix and our industry-leading line of biometrics products and solutions. In the current era where security has become a critical focus for governments and industry worldwide, it is more important than ever to ensure that Identix continues to nurture and grow its relationships within the Federal Government marketplace. It is equally important to ensure that our innovation and technological leadership in finger and facial biometrics continues to set the pace for adoption and for the industry. The Company and the Board thank Bob McCashin for his service," Cooper continued, "especially during the important integration period following our merger with Visionics. I look forward to working closely and actively with the Identix management team, Identix' employees and our current and targeted customers and partners."
   Cooper is the immediate past Chairperson for the Secretary of the Army's National Science Center Advisory Board. In 2002, he was recognized as the "20 Year Outstanding Industry Executive" by Government Computer News (a Washington Post Company). From 1992 until his retirement in June 2001, Cooper served as President, Federal Sector for Computer Sciences Corporation ("CSC"), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Under his leadership, CSC's Federal Sector grew to more than 17,000 information technology professionals and accounted for approximately 25 percent of CSC's fiscal year 2001 annual revenues of $10.5 billion. Cooper joined Systems Group, the predecessor organization to CSC's Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company. Cooper has served on numerous committees and organizations including: Chairman, Armed Forces Communications and Electronics Association (AFCEA); Chairman, Secretary of the Army's National Science Center Advisory Board; Member of the board of directors of the Information Technology Association of America (ITAA); and National Defense Industrial Association and the USO.
   "We continue to see positive momentum within the biometrics market and within Identix as a company," Atick said. "Our expectations regarding the evolution of the market over the past 24 months have proven to be correct and, through our win rate on large projects, we have demonstrated solid positioning and industry leadership within the marketplace.
   "Over the course of the first half of our 2004 fiscal year," he said, "we have seen sizable awards made to the industry. Of greater importance, is the fact that Identix has been the recipient of many of these awards, which include contracts for 3-D facial recognition technology with the Department of Defense, IBIS expansion to the Northwest in Portland, Oregon, fingerprint and facial recognition technology for the United Kingdom's biometric passport pilot and live scan awards from Department of Homeland Security, the State of Colorado, Saudi Aramco and the State of Pennsylvania."
   Atick continued, "We are affirming the bottom-line per share expectations for the remainder of our fiscal 2004 year that we provided in August 2003. The active and positive steps we have taken and continue to take to institute solid internal controls and to manage expenses are clearly manifesting themselves as reflected in these continued expectations. These expectations do not include a one-time, cash charge of approximately $500,000, related to the fulfillment of Bob McCashin's contract, that we expect to take in our fiscal 2004 third quarter. Based on the timing of issuance of certain task orders related to our IPS services business and on some continued uncertainty as to when we will receive customer acceptance of our biometric technology on a number of the large product wins we secured during the first half of our fiscal 2004 year, we are slightly lowering the range of revenue expectations from those provided in August 2003. We now expect consolidated revenue for our fiscal 2004 third quarter ending March 31, 2004, to be between $21 to $24 million, and consolidated revenue for our fiscal 2004 fourth quarter ending June 30, 2004, to be between $23 to $26 million. These expectations do reflect our confidence that the DHS BPA will be affirmed in its entirety to Identix and do assume that we are able to recognize revenue from the initial DHS purchase order in our fiscal 2004 year."
   Atick concluded "We remain focused internally on maintaining a lean, yet effective and agile cost structure that enables us to continue to win industry defining awards, while ensuring that we do not inhibit our ability to continue to stay well ahead of the market's demand for new and improved finger and facial recognition technology. Externally, our focus is keenly attuned to the current and future requirements of both the domestic and international markets for identity solutions. Identix has always been a leader in the market and we will continue to take the steps necessary to ensure that we remain a leader."
   Identix will host a conference call today at 9:00 am EST. The call will be broadcast live via the Internet and may be accessed at the Identix website at www.identix.com under the investor/conference call section. To listen to the live call, please visit the Identix Investor Relations web site and click on the conference call button at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replay will be available at the same location shortly after the call. For those without Internet access, you may call (800) 642-1687, code # 5037808, beginning two hours after completion of the call. The telephonic replay will be available until midnight February 3, 2004.

   About Identix Incorporated

   Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric security technology company. The Company's broad range of fingerprint and facial recognition technology offerings empower the identification of individuals who wish to gain access to information or facilities, conduct transactions and obtain IDs. Additionally, the Company's products and solution offerings can help identify those who perpetrate fraud and otherwise pose a threat to public safety. Identix' products serve a broad range of industries and market segments - most notably, government and law enforcement, aviation, financial, healthcare and corporate enterprise. In addition, the Company's wholly owned subsidiary, Identix Public Sector, Inc. provides project management and facilities engineering services to the government sector.

   Statements in this release that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Risks and uncertainties include, without limitation, those related to: the ability of the Company to prevail in the DHS BPA protest, maintain the DHS BPA award, and achieve or exceed targeted proceed levels from the DHS BPA; the availability of funding from government and commercial customers; the development of the marketplace for biometrics solutions; the ability of the Company to successfully compete for and be awarded certain major domestic and/or international government contracts that are or will be the subject of targeted RFP's and RFQ's; demand for Identix' products and services; the ability of Identix to complete product development on a successful and timely basis; increasing levels of competition; and other risks identified in the Company's SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


                         IDENTIX INCORPORATED
       CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

                    Three Months Ended          Six Months Ended
                        December 31,               December 31,
                     2003         2002         2003          2002
                 ------------ ------------ ------------- -------------

Revenues:
   Product
    revenues     $12,460,000  $12,512,000   $25,178,000   $26,664,000
   Service
    revenues       7,508,000   10,004,000    16,122,000    20,914,000
                 ------------ ------------ ------------- -------------
    Total
     revenues     19,968,000   22,516,000    41,300,000    47,578,000
                 ------------ ------------ ------------- -------------

Costs and
 expenses:
  Costs of
   product
   revenues        8,008,000    8,781,000    16,016,000    19,086,000
  Costs of
   service
   revenues        6,900,000    8,787,000    14,371,000    18,631,000
  Research,
   development
   and
   engineering     2,768,000    2,690,000     5,023,000     5,778,000
  Marketing and
   selling         2,769,000    3,401,000     5,446,000     6,652,000
  General and
   administrative  3,744,000    3,647,000     7,899,000     7,969,000
  Amortization of
   acquired
   intangible
   assets          1,375,000    1,373,000     2,757,000     2,919,000
  Restructuring,
   write-offs,
   merger and
   acquisition-
   related
   charges                 -    1,550,000             -     8,305,000
  Stock option
   deferred
   compensation      179,000      409,000       413,000       970,000
                 ------------ ------------ ------------- -------------
    Total costs
     and expenses 25,743,000   30,638,000    51,925,000    70,310,000
                 ------------ ------------ ------------- -------------
Loss from
 operations       (5,775,000)  (8,122,000)  (10,625,000)  (22,732,000)
Interest and
 other income,
 net                 367,000      673,000       683,000     1,047,000
Interest expense           -       (5,000)       (8,000)       (4,000)
                 ------------ ------------ ------------- -------------
Loss before
 income taxes and
 equity interest
 in loss of
 joint venture    (5,408,000)  (7,454,000)   (9,950,000)  (21,689,000)
                 ------------ ------------ ------------- -------------
Provision for
 income taxes         (9,000)       8,000       (18,000)      (14,000)
Equity interest
 in loss of joint
 venture            (142,000)    (106,000)     (247,000)      (48,000)
                 ------------ ------------ ------------- -------------
Net loss         $(5,559,000) $(7,552,000) $(10,215,000) $(21,751,000)
                 ============ ============ ============= =============

  Basic and
   diluted net
   loss per share     $(0.06)      $(0.09)       $(0.12)       $(0.26)
                 ============ ============ ============= =============

 Weighted average
  common shares
  used in basic
  and diluted net
  loss per share
  computation     86,143,000   85,124,000    86,079,000    84,962,000
                 ============ ============ ============= =============



                         IDENTIX INCORPORATED
            CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

                                           December 31,    June 30,
                                               2003          2003
                                           ------------- -------------

                                ASSETS
Current assets:
   Cash and cash equivalents                $29,742,000   $34,712,000
   Marketable securities - short term         7,993,000     8,991,000
   Accounts receivable, net                  19,101,000    21,434,000
   Inventories                               10,387,000     9,920,000
   Prepaid expenses and other current
    assets                                      897,000     1,677,000
                                           ------------- -------------
       Total current assets                  68,120,000    76,734,000
                                           ------------- -------------
Property and equipment, net                   3,693,000     4,157,000
Marketable securities - long term             1,504,000       505,000
Goodwill, net                               140,945,000   140,945,000
Acquired intangible assets, net              16,995,000    19,854,000
Other assets                                  2,584,000     3,075,000
                                           ------------- -------------
         Total assets                      $233,841,000  $245,270,000
                                           ============= =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $5,811,000    $8,025,000
   Accrued compensation                       3,903,000     3,593,000
   Other accrued liabilities                  4,132,000     4,522,000
   Deferred revenue                           8,745,000     7,197,000
                                           ------------- -------------
       Total current liabilities             22,591,000    23,337,000
                                           ------------- -------------
   Deferred revenue                              90,000       419,000
   Long-term liabilities                      8,768,000    10,250,000
                                           ------------- -------------
       Total liabilities                     31,449,000    34,006,000
                                           ------------- -------------

Stockholders' equity:
   Convertible preferred stock                3,702,000     3,702,000
   Common stock                                 863,000       859,000
   Additional paid-in capital               537,086,000   536,173,000
   Deferred compensation                       (246,000)     (663,000)
   Accumulated deficit                     (338,866,000) (328,651,000)
   Accumulated other comprehensive loss        (147,000)     (156,000)
                                           ------------- -------------
       Total stockholders' equity           202,392,000   211,264,000
                                           ------------- -------------
          Total liabilities and
           stockholders' equity            $233,841,000  $245,270,000
                                           ============= =============

    CONTACT: Identix Incorporated, Minnetonka
             Damon Wright, 952-979-8485
             damon.wright@identix.com